Exhibits 23.6
CONSENT OF BARON PARTNERS LIMITED
     We hereby consent to the use in the Registration Statement on Form S-4 of Magellan Petroleum Corporation of our opinion dated October 17, 2005 appearing as Appendix C to such S-4, and to the description of such opinion and to the references to our name contained therein under the heading “Opinion of TM Capital and Baron Partners, Financial Advisors to Magellan”.
     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

BARON PARTNERS LIMITED

By:	/s/ Paul Young

Name: Paul Young
Title: Executive Director
Sydney, Australia
October 24, 2005